UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014 (December 23, 2014)
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UNIVERSAL CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia		23235
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code
(804) 359-9311

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2014, Universal Corporation (the “Company”) entered into a new Credit Agreement, with JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents and Keybank National Association and Capital One, National Association, as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement provides for (i) a five-year term loan A-1 facility in the amount of up to $150,000,000 (the loans thereunder, the “Term A-1 Loans”), (ii) a seven-year term loan A-2 facility in the amount of up to $220,000,000 (the loans thereunder, the “Term A-2 Loans”) and (iii) a revolving loan facility (the “Revolving Credit Facility”) of up to $430,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term A-1 Loans and the Term A-2 Loans, the “Loans”), of which up to $25,000,000 is available for letters of credit and up to $20,000,000 is available for short-term borrowings on a swingline basis. The Credit Agreement also provides that the Company may, at its option, increase the aggregate amount of the Revolving Credit Facility and/or obtain incremental term loans in an amount up to $100,000,000 without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding. There can be no assurance that additional funding will become available. Commitments under the Revolving Credit Facility are subject to a facility fee of 0.25% to 0.45% depending upon the Company’s ratio of consolidated total indebtedness to consolidated EBITDA (each as defined in the Credit Agreement).
Loans designated by the Company at the time of borrowing as “ABR Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to (i) the greatest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day; (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1%; and (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one-month interest period on such day plus 1%; plus (ii) the Applicable Margin (as defined below). Loans designated by the Company at the time of borrowing as “Eurodollar Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to the Adjusted LIBO Rate for the interest period in effect for such borrowing plus the Applicable Margin. The “Applicable Margin” means (i) with respect to Revolving Credit Loans, a percentage ranging from 0.25% to 1.05% per annum for ABR Loans and a percentage ranging from 1.25% to 2.05% per annum for Eurodollar Loans, (ii) with respect to Term A-1 Loans, a percentage ranging from 0.50% to 1.50% per annum for ABR Loans and a percentage ranging from 1.50% to 2.50% per annum for Eurodollar Loans and (iii) with respect to Term A-2 Loans, a percentage ranging from 0.75% to 1.75% for ABR Loans and a percentage ranging from 1.75% to 2.75% per annum for Eurodollar Loans, in each case depending upon the Company’s ratio of consolidated total indebtedness to consolidated EBITDA (each as defined in the Credit Agreement). Under the terms of the Credit Agreement, accrued interest on each Loan is payable in arrears on the applicable interest payment date for each Loan. As of the effective date, Loans under the Credit Agreement shall bear interest at the lowest Applicable Margin. The Loans under the Credit Agreement may be prepaid at any time without premium or penalty (other than any accrued interest or breakage costs, if applicable). The Company expects that the proceeds from the Credit Agreement will be used for general corporate purposes, including prepayment of existing indebtedness, and to provide general working capital.
The Credit Agreement contains customary affirmative and negative covenants, including limitations on mergers, consolidations and sales of assets, limitations on liens and sales and leasebacks, limitations on transactions with affiliates, limitations on investments and limitations on subsidiary indebtedness, as well as other customary terms and provisions. In addition, the Credit Agreement contains financial covenants specifying that (i) the maximum total leverage ratio will not as of the end of each fiscal quarter exceed 3.00 to 1.00 and (ii) the Company will maintain as of the end of each fiscal quarter consolidated tangible net worth of not less than $1,000,000,000. The Credit Agreement also contains events of default customary for such financings, the occurrence of which would permit the lenders to accelerate the amount due thereunder. Such events of default include, without limitation, failure to pay principal, failure to pay interest and other amounts within five business days of the due date, failure to comply with a covenant beyond any applicable grace period, default beyond the applicable grace period for payments on other borrowings and non-monetary defaults on other borrowings, certain events of bankruptcy or insolvency of the Company and its principal subsidiaries.
The Credit Agreement replaces (i) the Company’s Credit Agreement dated as of November 3, 2011 among the Company, JPMorgan Chase Bank, National Association, as the administrative agent, and the other lenders party thereto, as amended, which was due to expire on November 3, 2016 (the “Existing Credit Agreement”) and (ii) the Company’s Loan Agreement dated as of October 28, 2013, by and among the Company, JPMorgan Chase Bank, N.A., as the administrative agent, and the other lenders party thereto, as amended, which was due to expire on October 28, 2018 (the “Existing Loan Agreement”).
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.

On December 23, 2014, the Company provided written notice of prepayment and termination of each of (i) the Existing Credit Agreement and (ii) the Existing Loan Agreement, as of December 30, 2014, conditioned upon the effectiveness of a new credit facility in accordance with Section 2.11 of the Existing Loan Agreement. Therefore, on December 30, 2014, each of the Existing Credit Agreement and Existing Loan Agreement was terminated in connection with the entry into the Credit Agreement described above under Item 1.01 of this Current Report on Form 8-K. In connection with the termination of these agreements on December 30, 2014, the Company utilized the Credit Agreement to repay all outstanding indebtedness under the Existing Credit Agreement and the Existing Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 hereto, is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	No.	Description

10.1
Credit Agreement dated December 30, 2014 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents and Keybank National Association and Capital One, National Association, as Co-Documentation Agents*

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*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date:	December 31, 2014	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit
Number	Document

10.1
Credit Agreement dated December 30, 2014 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents and Keybank National Association and Capital One, National Association, as Co-Documentation Agents*

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*Filed Herewith